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                                                                     EXHIBIT 2.2

                        JOINDER AND ASSUMPTION AGREEMENT

         THIS JOINDER AND ASSUMPTION AGREEMENT (this "Agreement") is made as of June 30, 2000 (the "Effective Date") by IMG Holdings, Inc., a Delaware corporation ("IMGH"), Independent Media Holdings, Inc., a Delaware corporation ("Holdings"), and Independent Media Group, Inc., a Wisconsin corporation ("IMG"; collectively, IMGH, Holdings and IMG are referred to herein, jointly and severally, as the "Joining Parties") in favor of Liberty Group Michigan Holdings, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Asset Purchase Agreement, dated as of June 29, 2000, by and among the Midwest Publishing Statutory Trust, a Connecticut statutory trust (the "Trust"), and the Buyer (the "Purchase Agreement").

                                 R E C I T A L S

         WHEREAS, the Trust and the Buyer are parties to the Purchase Agreement, pursuant to which the Buyer has agreed to purchase substantially all of the assets of the Joining Parties relating to the Business;

         WHEREAS, the Trust, the Buyer and Cooperatieve Centrale
Raffeisen-Boerenleenbank B.A., New York Branch are parties to an Escrow Agreement, dated as of June 30, 2000 (the "Escrow Agreement");

         WHEREAS, the Trust has become the sole stockholder of IMGH pursuant to that certain Agreement and Plan of Merger, dated as of June 30, 2000 (the "Merger Agreement"), between the Trust, MPST Corporation, a Delaware corporation and a wholly owned subsidiary of the Trust, IMGH and certain stockholders of IMGH;

         WHEREAS, IMGH is the sole stockholder of Holdings, which is the sole stockholder of IMG;

         WHEREAS, as of June 30, 2000, IMG has become successor by merger to IMG Michigan Newspapers, Inc. ("IMGM") which was a previously wholly-owned subsidiary of IMG;

         WHEREAS, it is a condition to the consummation of the Purchase Agreement that upon the Trust's acquisition of IMGH, the Joining Parties enter into an agreement pursuant to which they become parties to the Purchase Agreement;

         WHEREAS, it is a covenant in the Escrow Agreement that, upon the Trust's acquisition of IMGH, the Joining Parties enter into an agreement pursuant to which they become parties to the Escrow Agreement;

         WHEREAS, the Joining Parties will derive substantial benefits from the consummation of the transactions contemplated by the Purchase Agreement and the Escrow Agreement;

         NOW THEREFORE, in consideration of the terms and conditions contained herein and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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     1.   Joinder.

          (a) Each of the Joining Parties hereby agrees to become, and hereby does become, a party to the Purchase Agreement, in the capacity of a Seller, as if such Joining Party had executed the Purchase Agreement, to the full extent under and possessing all of the rights, obligations, covenants, agreements and liabilities of a "Seller" and a "Seller Group Entity" as such terms are used in the Purchase Agreement.

          (b) Each of the Joining Parties hereby agrees to become, and hereby does become, a party to the Escrow Agreement as if such party had executed the Escrow Agreement.

     2. Assumption. Each Joining Party hereby agrees to assume, and hereby does assume, each and every obligation, covenant, agreement and liability of the "Sellers" and the "Seller Group Entities" set forth in the Purchase Agreement. Each Joining Party agrees to jointly and severally assume the Trust's liabilities, covenants, agreements and obligations under the Escrow Agreement.

     3. Effect of Agreement. It is hereby agreed that, except as specifically provided herein, this Agreement does not in any way amend, modify, alter, affect or otherwise impair the terms, conditions and other provisions of the Purchase Agreement or the Escrow Agreement, or the obligations of the Trust thereunder, and all terms, conditions and other provisions of the Purchase Agreement and the Escrow Agreement shall remain in full force and effect. Nothing contained in this Agreement shall release, or be deemed to release, the Trust from any of its obligations or liabilities under the Purchase Agreement or the Escrow Agreement.

     4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     6. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     7. Rights of Enforcement. Each of the Trust and the Joining Parties hereby agrees that the Buyer is a third-party beneficiary of this Agreement and is entitled to enforce this Agreement and the Purchase Agreement as modified in accordance herewith against each of them in accordance with their respective terms.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                        INDEPENDENT MEDIA GROUP
                                        HOLDINGS, INC.


                                        By:
                                            ---------------------------------
                                            Name:    Larry J. Austin
                                            Title:   President

                                        INDEPENDENT MEDIA HOLDINGS, INC.

                                        By:
                                            ---------------------------------
                                            Name:    Larry J. Austin
                                            Title:   President

                                        INDEPENDENT MEDIA GROUP, INC.

                                        By:
                                            ---------------------------------
                                            Name:    Larry J. Austin
                                            Title:   President

Acknowledged as of June __, 2000

MIDWEST PUBLISHING STATUTORY TRUST

By:  First Union National Bank, not in its
       individual capacity but solely as
       its trustee


By:
     ----------------------------------
Name:
Title:

LIBERTY GROUP MICHIGAN HOLDINGS, INC.


By:
     ----------------------------------
Name:
Title:




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